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                                                                   Exhibit 10.8


                                FRAME AGREEMENT

                                     between

Netro Corporation, with head offices in Santa Clara (California), 3200 Coronado Drive (hereinafter referred to as "NETRO")

                                       and

Italtel s.p.a., with head offices in Milano (Italy), P.le Zavattari n. 12 (hereinafter referred to as "Italtel")

(NETRO and Italtel are also hereinafter referred to jointly as "Parties" and severally as "Party")

                                   WITNESSETH

        WHEREAS, Italtel is an integrated manufacturer with significant presence transmission, wireless and other markets; and telecommunication in switching, transmission, wireless and other markets; and

        WHEREAS, NETRO offers the AirStar point-to-multipoint wireless broadband access product family, together with associated network management software, for voice, data and video applications; and

        WHEREAS, the Parties, intending to undertake a cooperation to develop, manufacture, market and sell the Products as hereinbelow defined, with each Party contributing, according to its respective role, the appropriate technologies, resources and effort, signed on September 1st 1997 a Memorandum of Understanding indicating the headlines of the above cooperation; and

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        WHEREAS, by signing this Agreement the Parties intend to better define the terms and conditions of their cooperation with respect to the Products.

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS.

ARTICLE 1 - - DEFINITIONS

The terms defined in this Article 1 and used in this Agreement shall have the following meanings:

        1.01 The term "Agreement" shall mean this Frame Agreement as well as any Supplemental Agreements ("SAS") and the Annexes thereto entered into pursuant hereto.

        1.02 The term "Products" shall mean the Existing Netro Products as defined in 1.03. below, the Feeder Product as defined in 1.04 below and the "New Products" as defined in 1.06. below.

        1.03 The term "Existing Netro Products" shall mean the following existing Products of Netro made available by it during the term of this
Agreement: AIRSTAR\AIRVIEW\ and any natural evolutions and modifications thereof such as software updates, additional frequencies, etc. other than modifications made on an exclusive basis for third parties. Substantially new products or major changes in application or functionality of Existing Netro Products will be added to the Agreement from time to time at the discretion of NETRO with the consent of ITALTEL.

        1.04 The term "Feeder Product" shall mean the PMP Product to be jointly developed by the Parties for the Feeder Market.

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        1.05 The term "Feeder Market" is defined to include all connections between network infrastructure elements both for fixed and mobile applications. An example is interconnection of GSM or DECT base stations with fractional E-1 interfaces. The "Feeder Market", as defined, does not include access applications connecting end customers or their customer premises equipment (CPE) to the network.

        1.06 The term "New Products" shall mean any Product the Parties decide to jointly develop during the term of their cooperation other than the Feeder Product defined in Article 1.04.

        1.07 The term "Supplemental Agreement" or "SA" shall mean any contract which will be entered into pursuant to this Frame Agreement under which the Parties will agree to activate their co-operation with respect to a specific Product.

        1.08 The term "Reference Market Price" shall mean the FOB successful price (i.e. excluding duties and freight) in the majority of competitive bids having comparable configuration and volume.

        1.09 The term "Existing Information" shall mean any information developed solely by either Party during any program undertaken by the Parties to jointly develop a Product as well as any information contributed by such Party to the joint development program of the Feeder Product. Each Party shall designate in writing what constitutes its Existing Information from time to time.

        1.10 The term "Affiliate" means a company which is under common control with, controls or is controlled by either one of the two Parties to this Agreement as long as such control exists,


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as well as any company belonging to the same group to which belongs the Party.

ARTICLE 2 - - SCOPE

        2.01 The Parties undertake to cooperate in order to develop, manufacture, market and sell the Products, with each Party contributing, according to its respective role, the appropriate technologies, resources and effort, as better specified herein and in any SA possibly entered between the Parties.

        2.02 At NETRO's request Italtel either directly or through third parties will use its best efforts in order to render to NETRO on a non exclusive basis installation support and commissioning services of the Products sold by NETRO to its customers at reasonable and fair terms and conditions to be agreed upon by the Parties, which should be comparable with similar terms and conditions proposed by Italtel for similar projects in the same country.

ARTICLE 3 - - MODES OF CO-OPERATION

        3.01 With respect to Existing Netro Products the Parties shall enter into a non-exclusive OEM relationship pursuant to which NETRO shall supply to Italtel the Existing Netro Products for world-wide resale by it to any third party.

        Both Italtel and the Siemens group of companies shall have the right to include the Existing Netro Products in their respective product catalogues for world-wide sales with their own labels and logo; Italtel will use reasonable efforts for marketing and selling the AirStar product.



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        3.02 As far as the Feeder Product is concerned, the Parties shall jointly develop such Product on a non exclusive basis for the Feeder Market, including any evolutions and modifications reasonably necessary from time to time to meet market requirements.

        The joint development activities of the Parties shall be carried out pursuant to the development schedule and allocation of tasks to be agreed by the Parties in the relevant Supplemental Agreement.

The resulting Feeder Product will be supplied by Netro to Italtel on a non exclusive basis for world-wide resale by it to any third party.

The interface cards necessary for the integration with the Network Management Systems used by Italtel will be exclusive ownership of Italtel and manufactured by Italtel for its own exclusive use in the market.

        3.03 With respect to the New Products, the Parties will consider from time to time entering into possible new projects to jointly develop products, other than the Feeder Product. In the event the Parties decide on the basis of a business plan to pursue such joint development, they will negotiate and agree the relevant terms and conditions.

        3.04 Most Favored Customer. NETRO undertakes that during the validity period of this Agreement, the transfer prices, and other terms and conditions granted to Italtel shall be no less favorable than those given by NETRO to any other customer purchasing the same items under similar terms and conditions.

ARTICLE 4 - - SUPPLEMENTAL AGREEMENTS

        4.01 The Parties shall implement this Agreement by means of specific Supplemental Agreements. Each SA shall be deemed to incorporate the provisions of this Agreement and shall


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constitute an integral part hereof. In the event specific provisions contained in a SA conflict with or alter the provisions of this Agreement, the provisions of the SA shall prevail.

ARTICLE 5 - - ORGANIZATIONAL STRUCTURE

        5.01 The co-operation between the Parties set forth under this Agreement shall be coordinated through the activity of a joint committee (hereinafter referred to as "the Committee"), composed by an equal number of representative for each Party. The Committee will be formed within 1 week from the signature of this Agreement

        5.02 In addition to any other applicable provisions of this Agreement, the mission of the Committee is to stimulate and coordinate the activities of the Parties as to:

        (a) define and submit for the approval of the Parties the schedule and allocation of tasks and expenses for the joint development of the Feeder Product and New Products;

        (b) monitor progress of the development activities of the Parties;

        (c) monitor the market price evolution and define the Reference Market Price applicable to the supplies from NETRO to Italtel;

        (d) stimulate and coordinate the market activities of the Parties for all Products falling within their co-operation;

        (e) prepare detailed products and business plans;

        (f) harmonize manufacturing activities relevant to the Feeder Product;

        (g) authorize sublicencing activities for the Feeder Product to non Affiliates. It is understood and agreed that


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contract manufacturing activities of NETRO and Italtel are not subject to the authorization of the Committee

ARTICLE 6 - - CONFIDENTIALITY

        6.01 During the term of this Agreement and for a period of five (5) years thereafter, each Party agrees to maintain in confidence all information which is indicated to be proprietary received from the other Party under this Agreement, not to disclose the same to third parties and to instruct and oblige all of its personnel and third parties having access to such information to adhere to this obligation of confidentiality. The duty to hold information in confidence shall not extend, however, to information that:

        a) is known to the receiving Party at the time of disclosure;

        b) is in the public domain at the time of disclosure or enters the public domain through no acts attributable to the receiving Party;

        c) becomes available to the receiving Party from a third party under no obligation to any Party thereunder to keep that information in confidence;

        d) is published by the disclosing Party;

        e) is transferred to third parties who have reason to use such information in order to fulfill the purpose of this Agreement and who are in turn subject to an equivalent obligation of confidentiality; or

        f) is required by applicable law limited to the extension of such requirement.

        The duty to hold such information in confidence shall require each Party to exercise the same degree of care with respect to the other Party's information that it exercises with


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respect to its own proprietary information and in any event no less than reasonable care. Each Party will use the other Party's information only for the purposes of this Agreement. Each Party will not reverse engineer the information or products of the other Party, except as expressly authorized by this Agreement or an SA.

        Each Party recognizes that the information furnished under this Agreement shall remain the property of the furnishing Party; the receiving Party shall not use, reproduce or copy such proprietary information, in whole or in part, except to the extent necessary to pursue the purposes of this Agreement and shall return or destroy such information and any copies thereof or notes relating thereto upon the expiration or termination of this Agreement.

For the purposes of this clause, Italtel agrees to establish procedures reasonably satisfactory to NETRO so that Italtel technical employees assigned to the Feeder Product project during the term of such project will not work on any Italtel project competitive to AIRSTAR or Feeder Product.

        6.02 The Parties agree to keep confidential and not to disclose to third parties the contents of this Agreement.

All media releases, public announcements and public disclosures relating to this Agreement shall be previously agreed in writing by the Parties.

ARTICLE 7 - - EXISTING INFORMATION

        7.01 Each Party grants to the other Party (hereinafter "Licensed Party") a personal, irrevocable except if terminated under Article 13.02 non transferable and non-exclusive right to use its Existing Information solely for sale of the Existing Netro Product and manufacture and sale of the Feeder Product. The aforesaid right to use Existing Information for the manufacture


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of the Feeder Product includes the right to communicate portions of the Existing
Information to suppliers solely for the procurement by the Licensed Party of Products, materials, manufacturing facilities, parts and components, described in such Existing Information, for use in manufacture in accordance with each Supplemental Agreement, provided that such suppliers agree in writing to fully comply with all Existing Information confidentiality obligations and restrictions hereunder.

        Other terms and conditions of the license may be indicated in each relevant SA.

        7.02 No ownership interest in the Existing Information or any portion thereof is transferred or conveyed to the Licensed Party hereunder.

        7.03 Each Party undertakes to comply with the applicable laws and regulations of the other Party's country, including the U.S. Foreign Corrupt Practices Act. In particular, the Licensed Party hereby assures the other Party that it does not intend to and will not knowingly without the prior written consent, if required, of the Office of Export Licensing of the U.S. Department of Commerce, P.O. Box 273, Washington, D.C. 20044, United States of America, transmit directly or indirectly:

        (i) any information obtained from the other Party pursuant to this Agreement; or

        (ii) any Product (including processes and services) produced directly by the use of such Existing Information; or

to (1) the countries specified in Supplemental No. 1 to Part 770 of the Export Administration Regulations issued by the U.S.


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Department of Commerce or (2) any national or resident of the foregoing countries.

        7.04 Promptly upon completion of the validation of the Feeder Product Release 1 or immediately in the event of termination by Italtel pursuant to
Article 13.02 (a) or (b) all Existing Information as well as any other information necessary for manufacturing, the Feeder Product shall be lodged by Netro in an Escrow Account by an Escrow Bank, to be jointly indicated by the Parties.

Such information will be updated in a timely manner with information related to any subsequent modification to the Feeder Product.

        Upon reaching a cumulative amount of purchase of Products of [***] [***] from NETRO or in the event of termination by Italtel under clause 13.04
(a) and (c) Italtel, in order to exploit its right to manufacture the Feeder Product, pursuant to Article 4.03 of the relevant SA, will have the right to obtain on first demand such Existing Information as well as all the other the information put in the Escrow Account. Following expiration/termination of this Agreement each Party shall be entitled to use the Existing Information of the other Party only in accordance with the provisions of Article 13.04.
hereof.

Italtel shall bear the fees of establishing and maintaining this Escrow Account.

ARTICLE 8 - - ASSIGNMENT

        This Agreement may not be assigned or otherwise disposed of, nor may any of the rights or obligations hereunder be delegated, by either Party, without the prior written consent of the other Party, unless otherwise provided for in this Agreement.


---------
[***] Confidential Treatment Requested.


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        The above provision shall not be applicable in cases of assignment to
Affiliates of each Party.

ARTICLE 9 - - INDEPENDENT CONTRACTOR

        Each Party to this Agreement shall have the status of an independent contractor and shall not for any reason hold itself out or represent itself as being an employee, agent or representative of the other Party.

ARTICLE 10 - - SEVERABILITY

        In the event that any provision or provisions of this Agreement which materially affects the rights or obligations of the Parties under this Agreement are ruled illegal or unenforceable by a court or regulatory authority, the remainder of this Agreement shall nevertheless remain valid and enforceable, provided that an equitable revision is negotiated and agreed by the Parties with a view to maintaining a balance between their respective rights and obligations

ARTICLE 11 - - ENTIRE AGREEMENT

        This Agreement, together with any SAs and Annexes hereto sets forth the entire Agreement between the Parties and replaces and makes void any other oral or written Agreement which may have been previously entered into.

Other terms modifying or making exception to the present Agreement shall be considered valid only if established in writing and signed by both Parties.


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ARTICLE 12 - - NOTIFICATION

        Any notification connected with this Agreement shall be valid if addressed by registered letter or by telefax or by confirmed telex to:

ITALTEL s.p.a.
Mr. Vito Calabrese
Centro Direzionale Lombardo
Via Roma 108
20060 Cassina de' Pecchi
Milano (Italy)
fax nr.+39.2.2733.2510 phone nr.+39.2.2733.2272
E-Mail: Vito Calabrese Italtel.it

and to

NETRO Corporation

Mr. Michael T. Everett
3200 Coronado Drive
95054 Santa Clara California - U.S.A.
fax nr.+l.408.654.7516
Telephone nr.  +1.408.654.7520
E-Mail:  Mikee@netro-corp.com

ARTICLE 13 - - TERM AND TERMINATION

        13.01 This Agreement shall be valid and operative for a term of 5 (five) years starting from its signature, unless extended by written agreement of the Parties.

        13.02 This Agreement may be terminated under the following conditions:


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        (a) at the end of 60 days following written notice by the non-breaching
Party of a material breach by the other Party, provided that such breach is not cured within the same 60 days period.

        (b) at the end of twenty-four (24) hours following written notice by either Party, if the other Party files a petition in bankruptcy, or under a general assignment for the benefit of creditors, or becomes insolvent, or is otherwise unable to generally meet its business obligations for a period of three (3) months;

        13.03 Upon the expiry or termination of this Agreement, those terms and conditions, which by their nature would continue beyond such expiry or termination, that is Confidentiality, Government Restrictions, Conciliation and Arbitration shall remain in full force and effect.

        Upon expiry or termination of this Agreement, each Party shall complete all existing contractual commitments to third parties.

        The Parties also shall comply with all existing contractual commitments between them, which were the basis of corresponding, agreed upon contractual commitments to third parties, to the extent that the completion of the Parties' commitments is necessary to complete their commitments to third parties. Nothing herein shall require a Party to continue its performance under a Supplemental Agreement which was the subject of a material breach by the other Party, or to transfer additional Existing Information following such expiry or termination.


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        13.04  CONTINUED USE OF EXISTING INFORMATION

        Upon any expiry or termination of this Agreement, both Parties shall cease using the other Party's Existing Information, and shall return same, except as provided herein:

        (a) in the event of expiry of this Agreement as per Article 13.01 each Party shall be authorized to continue using, on a non-exclusive basis, all Existing Information licensed to it pursuant to Article 7.01. of this Frame Agreement as of the date of such expiry, to comply with all existing contractual commitments and binding offers to third parties as well as with new orders acquired during the 12 months subsequent to such expiry and to the same extent as authorized during the Agreement, for a period of 3 (three ) years.

Italtel will continue to source at least 50% of its manufacturing requirements from NETRO during such extended period, as long as NETRO continues to manufacture the Product.

        In addition, Italtel shall be authorized to sell Product manufactured utilizing such Existing Information in accordance with all terms and conditions of this Section 13.04(a). Neither Party shall be under any obligations to provide updates or improvements to Existing Information following such expiry.

        (b) in the event of termination by NETRO under clause 13.02 (a) or (b), or due to an Italtel material breach of a Supplemental Agreement, and provided that any possible misuse of Existing Information under said Supplemental Agreement has been cured, Italtel (the breaching Party) shall be entitled to continue utilizing on a non-exclusive basis Netro Existing Information to the same extent as during the Agreement, for a period of eighteen (18) months solely for the purpose of selling Products to comply with all the existing contractual commitments and binding offers, thereby excluding any manufacturing right.


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NETRO (the non breaching Party) shall have the right to use Italtel Existing
Information to the same extent as during the Agreement for a period of 5 (five) years.

        (c) in the event of termination by Italtel pursuant to Article 13.02 (a) or (b) or due to a NETRO material breach of a Supplemental Agreement, and provided that any possible misuse of Existing Information under said Supplemental Agreement has been cured, NETRO (the breaching Party) shall be entitled to continue utilizing on a non-exclusive basis and at the same terms and conditions provided for by the relevant SA Italtel Existing Information for a period of eighteen (18) months solely for the purpose of selling Products to comply with all the existing contractual commitments and binding offers.

        Italtel (the non breaching Party) shall have the right to use NETRO Existing Information to the same extent as during the Agreement for a period of 5 (five) years.

ARTICLE 14 - - CONCILIATION AND ARBITRATION

        14.01 The Parties shall try to amicably settle any dispute arising out of this Agreement. In the event an amicable settlement is not reached, the dispute shall be finally settled under the Rules of Conciliation and Arbitration of International Chamber of Commerce, by three arbitrators appointed in accordance with said Rules.

        The Arbitral Tribunal shall sit in London (UK) and the proceeding shall be conducted in the English language.

        14.02 The Arbitrators shall render their decision in accordance with the substantive laws of United Kingdom.


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        The award shall be final and legally binding on the Parties and shall be subject to enforcement in any courts having jurisdiction over the Parties

        The Parties agree to exclude the right of appeal to any court which would otherwise have jurisdiction in connection with any question of law arising in the course of the arbitration or out of the award.

        The arbitration shall be the sole recourse of the Parties, to the exclusion of the courts of law. Remedies indicated by the Arbitration may, under appropriate circumstances, include injunctive relief as well as monetary awards.

ARTICLE 15 - - GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the substantive laws of United Kingdom.

ARTICLE 16 - - LIMITATION OF LIABILITY

        In no event shall either Party be liable towards the other Party for any incidental or consequential damages, including -without limitation - loss of profits.

ARTICLE 17 - - LOGISTIC SERVICES

        NETRO shall render logistic services for Italtel employees to be assigned to a site near NETRO's premises, upon request of Italtel and at fair terms and conditions, reflecting NETRO'S fully loaded costs.


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This Agreement is made in two originals, one for each Party.


           Netro Corporation                             Italtel s.p.a.

         /s/ Gideon Ben-Efraim                      /s/ Italtel s.p.a.
--------------------------------------       ----------------------------------

Place Munich                                 Place Milano
Date 11/19/97                                Date Nov. 28, 1997



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